EXHIBIT 99

NEWS RELEASE
Investor Contact: Wendy Hargus (972) 946-5030 Investor_Relations@voughtaircraft.com

Media Contact: Lynne Warne (972) 946-3350 warnely@voughtaircraft.com
Vought Reports First Quarter 2006 Financial Results,
Announces Conference Call
     DALLAS, MAY 10, 2006 — Vought Aircraft Industries, Inc. today reported financial results for its first quarter ending March 26, 2006.
     Net sales for the first quarter 2006 were $322.8 million, an increase of 19.6 percent compared to $269.8 million in the same period a year ago. The increase in net sales is primarily due to increased delivery rates on military and business jet programs. The net loss for the first quarter 2006 was $51.5 million, compared to a net loss of $49.8 million for the same period last year. The loss in the first quarter 2006 resulted primarily from increased production costs related to parts supply disruptions, engineering changes and related schedule adjustments on rotorcraft programs as well as our continuing planned investment in the Boeing 787 program. Adjusted EBITDA, as defined by our senior secured credit agreement, for the first quarter 2006 was $36.3 million, compared to $48.9 million for the same period last year.
     “We are taking aggressive steps to improve our operating results,” said Vought President and Chief Executive Officer Elmer Doty. “Last month we implemented workforce reductions in excess of 450 positions, which is expected to result in $28 million of net savings during the remainder of 2006 and annual savings of approximately $40 million thereafter. An additional workforce reduction of approximately 150 is planned in June. These cost reduction efforts, along with other initiatives already underway, are key components of our plan to improve our operating results.”
     EBITDA and Adjusted EBITDA as presented in this press release are supplemental measures of performance, and Adjusted EBITDA is a supplemental measure of our ability to satisfy our debt covenants. Neither of these measures is required by, or presented in accordance with, GAAP. EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, operating income or any other performance measures derived in accordance with GAAP or as alternatives to cash flow from operating activities as measures of our liquidity. The senior secured credit agreement signed in December 2004 contains maintenance ratios and other financial covenants that are based on the calculation of Adjusted EBITDA. The company believes it is necessary to present Adjusted EBITDA to enable investors to assess Vought’s compliance with covenants under its credit agreement.
Vought Aircraft Industries, Inc.     Post Office Box 655907     Dallas, Texas 75265-5907     www.voughtaircraft.com

     The company will host a conference call on Tuesday, May 16 at 11 a.m. Eastern time (10 a.m. Central time) to discuss the first quarter results. To access the conference call, dial 800-299-0148 (United States) or 617-801-9711 (International) with passcode 84158309. Please call 10 minutes prior to the start time.
     If you cannot listen to the conference call at its scheduled time, there will be a replay available through May 23, which can be accessed by dialing 888-286-8010 (United States) or 617-801-6888 (International) with passcode 58281408.
     Vought Aircraft Industries, Inc. (www.voughtaircraft.com) is one of the world’s largest independent suppliers of aerostructures. Headquartered in Dallas, the company designs and manufactures major airframe structures such as wings, fuselage subassemblies, empennages, nacelles and other components for prime manufacturers of aircraft. Vought has annual sales of $1.3 billion and more than 6,000 employees in seven U.S. locations.
###
     This release contains forward-looking statements within the meaning of section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve known and unknown risks and uncertainties. Vought’s actual financial results could differ materially from those anticipated due to the company’s dependence on conditions in the airline industry, the level of new commercial aircraft orders, production rates for commercial and military aircraft, the level of defense spending, competitive pricing pressures, manufacturing inefficiencies, start-up costs and possible overruns on new contracts, technology and product development risks and uncertainties, availability of materials and components from suppliers and other factors beyond the company’s control.

Vought Aircraft Industries, Inc.
Consolidated Statements of Operations
($ in millions)
(Unaudited)

	For the Three Months Ended
	March 26,	March 27,
	2006	2005
Net sales	$322.8	$269.8
Costs and expenses
Cost of sales	284.5	240.6
Selling, general and administrative expenses	73.4	67.5

Total costs and expenses	357.9	308.1

Operating income (loss)	(35.1)	(38.3)

Other income (expense)
Other income (loss)
Equity in earnings (loss) of joint venture	(1.7)	(0.1)
Interest income	0.3	0.7
Interest expense	(15.0)	(12.1)

Loss before income taxes	(51.5)	(49.8)

Income taxes	—	—

Net income (loss)	$(51.5)	$(49.8)

Vought Aircraft Industries, Inc.
Condensed Consolidated Statements of Adjusted EBITDA
($ in Millions)
(Unaudited)

	Three Months Ended
	March 26,	March 27,
	2006	2005
Net income (loss)	$(51.5)	$(49.8)

Plus:
Interest, net	14.7	11.4
Depreciation and amortization	13.5	17.7

EBITDA	(23.3)	(20.7)

Adjusted EBITDA
Plus:
Unusual charges — Plant consolidation and other merger & integration expenses	4.9	42.6
Loss from asset sales	0.1	0.5
Non-cash expense related to FAS 87 & FAS 106	8.0	15.0
Non-recurring investment in Boeing 787	21.1	9.9
Non-recurring program costs	24.9	—
Pension & OPEB curtailment	—	1.0
Management fees & expenses	0.5	0.5
Amortization of stepped up inventory	0.1	0.1

Total Adjusted EBITDA	$36.3	$48.9

Vought Aircraft Industries, Inc.
Reconciliation of Adjusted EBITDA to Net Cash Provided by (Used in) Operating Activities
($ in Millions)
(Unaudited)

	Three Months Ended
	March 26,	March 27,
	2006	2005
Adjusted EBITDA (unaudited)	$36.3	$48.9
Less:
Unusual items	5.4	43.1
Non-cash expense	8.2	16.6
Non-recurring investment in Boeing 787	21.1	9.9
Non-recurring program costs	24.9	—

EBITDA (unaudited)	(23.3)	(20.7)
Less:
Interest expense and other, net	14.7	11.4
Depreciation and amortization	13.5	17.7

Net loss	(51.5)	(49.8)
Plus:
Depreciation and amortization	13.5	17.7
Equity in losses of joint venture	1.7	0.1
Amortization of debt issuance costs and other	0.8	0.9
Loss on disposition of property, plant and equipment	0.1	0.5

Change in operating assets and liabilities:
Accounts receivable	(14.0)	6.8
Inventories	(26.6)	(50.5)
Other current assets	(3.0)	(0.4)
Accounts payable	9.8	(21.3)
Accrued payroll and employee benefits	(0.7)	(3.9)
Accrued & other liabilities	(1.0)	(9.1)
Accrued contract liabilities	94.2	105.3
Other assets and liabilities — long term	5.6	19.9

Net cash provided by operating activities	$28.9	$16.2

Net cash used in investing activities	$(40.8)	$(6.3)

Net cash provided by financing activities	$16.2	$0.4

Vought Aircraft Industries, Inc.
Consolidated Balance Sheets
($ in millions)

	March 26,	December 31,
	2006	2005
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$14.4	$10.1
Accounts receivable	104.8	90.8
Inventories	366.9	340.1
Other current assets	10.4	7.4

Total current assets	496.5	448.4

Property, plant and equipment, net	514.8	485.1

Goodwill, net	527.7	527.7
Identifiable intangible assets, net	76.4	79.1
Debt origination costs, net and other assets	18.8	21.5

Total assets	$1,634.2	$1,561.8

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable, trade	$131.7	$121.9
Accrued and other liabilities	64.4	69.0
Accrued payroll and employee benefits	34.8	35.5
Accrued post-retirement benefits—current	53.4	53.4
Accrued pension-current	40.4	36.8
Current portion of long-term debt	4.0	4.0
Capital lease obligation	0.7	0.8
Accrued contract liabilities	310.2	216.0

Total current liabilities	639.6	537.4

Long-term liabilities:
Accrued post retirement benefits	498.1	496.5
Accrued pension	444.6	441.2
Long-term bank debt	417.0	417.0
Long-term bond debt	270.0	270.0
Long-term capital lease obligation	1.1	1.2
Other non-current liabilities	188.3	171.5

Total liabilities	2,458.7	2,334.8

Stockholders’ equity (deficit):
Common stock, par value $.01; 50,000,000 shares authorized, 24,711,373 issued and outstanding in 2006 and 2005	0.3	0.3
Additional paid-in capital	411.4	411.4
Shares held in rabbi trust	(1.6)	(1.6)
Stockholders’ loans	(1.1)	(1.1)
Accumulated deficit	(656.1)	(604.6)
Accumulated other comprehensive loss	(577.4)	(577.4)

Total stockholders’ equity (deficit)	$(824.5)	$(773.0)

Total liabilities and stockholders’ equity (deficit)	$1,634.2	$1,561.8